UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2007
Discover Card Master Trust I
(Exact name of issuing entity as specified in charter)
Discover Bank
(Exact name of sponsor and depositor as specified in charter)

Delaware	000-23108	51-0020270
(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o Discover Bank
12 Read’s Way
New Castle, Delaware	19720

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (302) 323-7434
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements
     On March 28, 2007, Discover Bank entered into a Terms Agreement, dated as of March 28, 2007, with Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Greenwich Capital Markets, Inc. and RBC Capital Markets Corporation (the “Terms Agreement”), with respect to the issuance of (1) $750,000,000 aggregate principal amount of Series 2007-2 Floating Rate Class A Credit Card Pass-Through Certificates and (2) $39,474,000 aggregate principal amount of Series 2007-2 Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I. A copy of the Terms Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Exhibit

Exhibit No.	Description	Page

Exhibit 1.1	Terms Agreement, dated as of March 28, 2007, between Discover Bank, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Greenwich Capital Markets, Inc. and RBC Capital Markets Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank (as Depositor of Discover Card Master Trust I)
Date: March 28, 2007	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBIT

Exhibit No.	Description	Page

Exhibit 1.1	Terms Agreement, dated as of March 28, 2007, between Discover Bank, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., Greenwich Capital Markets, Inc. and RBC Capital Markets Corporation